Exhibit 99.1

The following are “retweets” on June 8, 2021, from Alussa Energy Acquisition Corp.’s official Twitter account of “tweets” by Secretary Jennifer Granholm and the Office of Energy Efficiency and Renewable Energy.

Alussa Energy Retweeted



Secretary Jennifer Granholm @SecGranholm · 14h

When I hear about American companies shipping their jobs overseas...it flat out ticks me off. That's why today we're taking new actions to ensure that all innovations—developed w/ taxpayer 💵 through @ENERGY's Science & Energy programs—are substantially manufactured in America.


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U.S. DEPARTMENT OF
ENERGY
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Alussa Energy Retweeted

Office of Energy Efficiency and Renewable Energy @eere... · 18h

Today, @ENERGY, together with @StateDept, @CommerceGov, and @DeptofDefense released the National Blueprint for Lithium Batteries. It outlines how the U.S. can secure a domestic battery supply chain this decade. Download it today! energy.gov/articles/doe-a...



NATIONAL BLUEPRINT
FOR LITHIUM BATTERIES
2021–2030

10 20

Alussa Energy Retweeted



Secretary Jennifer Granholm @SecGranholm · 14h

When @POTUS took office, he made it clear that the future will be built here by American workers. And with this announcement, we're helping deliver on that commitment. Learn more:

U.S. DEPARTMENT OF
ENERGY

DOE Announces Actions to Bolster Domestic Supply Chain of Advance...

In concert with White House report on supply chain vulnerabilities, DOE takes immediate steps to create jobs and secure America's economic ...

energy.gov

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